EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Zami Aberman, Chief Executive Officer, and Yaky Yanay, Chief Financial Officer of Pluristem Life Systems, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 10-KSB of Pluristem Life Systems, Inc. for the fiscal period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pluristem Life Systems, Inc.

By: /s/ Zami Aberman
Zami Aberman
Chief Executive Officer
Dated: September 4, 2007

By: /s/ Yaky Yanay
Yaky Yanay
Chief Financial Officer
Dated: September 4, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pluristem Life Systems, Inc. and will be retained by Pluristem Life Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.